UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2013

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 31, 2013, Orient Paper, Inc., a Nevada corporation (the “Company”), held its Annual Meeting on October 31, 2013. A total of 11,369,344 shares of common stock, representing 61.60% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. Both of the two nominees for directors in Class I were elected to serve until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the two directors was as follows:

DIRECTORS:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Drew Bernstein	7,793,973	0	285,241	10,122,802
Wenbing Christopher Wang	7,788,920	0	290,294	10,109,877

Proposal 2: The appointment of BDO China Shu Lun Pan CPAs LLP (“BDO”) as the Company’s independent registered public accounting firm for fiscal 2013 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
11,271,867	83,636	13,841

There were no broker non-votes with respect to the appointment of BDO.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer